UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

Vintage Wine Estates, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40016	87-1005902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Concourse Boulevard
Santa Rosa, California		95403
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 289-9463

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	VWE	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VWEWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2024, Vintage Wine Estates, Inc., a Nevada corporation (the “Company”), its wholly owned subsidiary Vintage Wine Estates, Inc., a California corporation ("Borrower Agent"), certain other subsidiaries of the Borrower Agent (together with the Borrower Agent, collectively, the “Borrowers”), the lenders party thereto (the “Lenders”), and BMO Bank N.A., as administrative agent and collateral agent (the “Agent”), entered into a Forbearance Agreement (the “Forbearance Agreement”) with respect to the Second Amended and Restated Loan and Security Agreement, dated of December 13, 2022 (as amended from time to time, the “Loan Agreement”), by and among the Company, the Borrowers, the Lenders and the Agent.

Under the Forbearance Agreement, the Agent and the Lenders have agreed to forbear from enforcing their respective rights and remedies in respect of certain events of default under the Loan Agreement (the “Designated Defaults”), subject to the terms and conditions set forth in the Forbearance Agreement, through March 31, 2024 (the "Forbearance Period"), so long as no event of default (other than the Designated Defaults) shall occur, and the Company and the Borrowers (collectively, the “Obligors”) comply with the terms of the Forbearance Agreement and otherwise do not assert a defense to their obligations under the Loan Agreement or any other loan document or make a claim against the Agent or any Lender.

The Forbearance Agreement, among other things, (a) reduces the revolving commitments under the Loan Agreement from $200 million to $180 million, (b) permits the Borrowers to continue to borrow under the Loan Agreement, subject to the terms and conditions set forth therein, during the Forbearance Period, notwithstanding the existence of the Designated Defaults, (c) increases, during the Forbearance Period, the interest rate for revolving loans outstanding or incurred under the Loan Agreement by 100 basis points, (d) provides that, during the Forbearance Period, the Borrowers will not maintain cash in excess of their projected cash needs (with any excess to be used to pay outstanding revolving loans), (e) requires the Obligors to comply with certain specified milestones with respect to business planning during the Forbearance Period and (f) requires the payment of certain fees to the Agent and the Lenders including a one-time payment to the Agent for the benefit of the Consenting Lenders, as defined in the Forbearance Agreement, equal to 7.5 basis points on the Consenting Lenders' outstanding Loans and Commitments (as modified by the Forbearance Agreement and to the extent such Commitments are not funded).

The description of the Forbearance Agreement in this Current Report on Form 8-K (this “Current Report”) is a summary and is qualified in its entirety by reference to the complete terms of the Forbearance Agreement included therein. The Forbearance Agreement is filed hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On March 5, 2024, the Company issued a press release announcing the forbearance agreement and providing an update on asset sales. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information set forth, or referred to, in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Exchange Act or the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Forbearance Agreement, dated as of February 28, 2024, by and among the Borrowers, the Administrative Agent, each of the Lenders party thereto, and each of the holders party thereto
99.1	Press Release dated March 5, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vintage Wine Estates, Inc.

Date:	March 5, 2024	By:	/s/ Kristina Johnston
Chief Financial Officer